UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 23, 2009

ESCALA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18061 Fitch Irvine, CA 92614
(Address of Principal Executive Offices) (Zip Code)

949-955-1250
(Registrant’s telephone number, including area code)

5 Francis J. Clarke Circle
Bethel, CT  06801
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 1.01     Entry into a Material Definitive Agreement

On March 23, 2009, Escala Group, Inc. (the “Company”) announced that it has reached a settlement (the “Settlement”) with the United States Securities and Exchange Commission (the “SEC”), resolving charges filed today against the Company in connection with the SEC’s investigation into the Company’s historical transactions with its majority-owned shareholder, Afinsa Bienes Tangibles, S.A.

Under the terms of the Settlement, which has been submitted for court approval, the Company consented, without admitting or denying the allegations made in the SEC’s complaint, to a permanent injunction against any future violations of certain provisions of the federal securities laws.  No fines, civil penalties or monetary sanctions were assessed against the Company.

This settlement concludes the SEC’s investigation of this matter with respect to the Company.

The SEC also filed an action today in the United States District Court for the Southern District of New York against Greg Manning, formerly the CEO and a director of the Company, and Larry Crawford, formerly the CFO of the Company, in connection with its investigation. The Company understands that this action has not been settled. The Company terminated Mr. Manning’s arrangement with the Company for cause in April 2007.  Mr. Crawford left the Company in June 2006.

The foregoing description of the terms of the Settlement is qualified in its entirety by reference to the settlement documents with the SEC, copies of which are attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

Exhibit 10.1	Form of Consent of Escala Group, Inc. (with form of Final Judgment attached)
Exhibit 99.1	Press Release of Escala Group, Inc., dated March 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 23, 2009

ESCALA GROUP, INC.

By: /s/ Carol Meltzer
Name: Carol Meltzer
Title: Executive Vice President and Chief
Administrative Officer